Exhibit 99.1

PRESS RELEASE

Corporate Headquarters 865 South Figueroa Street Suite 3400 Los Angeles, CA 90017 www.cbre.com

FOR IMMEDIATE RELEASE — May 6, 2004

For further information:
Kenneth Kay	Ronald Platisha
Senior Executive Vice President	Executive Vice President-Finance
and Chief Financial Officer	CB Richard Ellis
CB Richard Ellis	310.354.6044
213.438.4833

CB Richard Ellis Group, Inc. Reports First Quarter 2004 Results

Los Angeles, CA - (May 6, 2004) — CB Richard Ellis Group, Inc., parent corporation of CB Richard Ellis Services, Inc., the world’s largest commercial real estate services firm (based on 2003 revenue), today reported its results for the three months ended March 31, 2004.

Revenue totaled $441.0 million for the first quarter ended March 31, 2004, an increase of $177.3 million or 67.2% as compared to $263.7 million for the first quarter ended March 31, 2003.  Net loss totaled $15.2 million for the first quarter ended March 31, 2004 compared to a net loss of $1.3 million for the same period last year. The net loss in the current period was mainly driven by $7.6 million of amortization expense resulting from intangible assets acquired in connection with the acquisition of Insignia Financial Group, Inc. (Insignia Acquisition) as well as merger-related charges (separately identified) and integration costs (included in operating, administrative and other expenses) totaling $13.1 million associated with the Insignia Acquisition. The intangible asset amortization primarily pertains to the revenue backlog acquired in the Insignia transaction. Net income cannot be recognized from purchased backlog; hence this amortization expense offsets that portion of operating income that was generated from the Insignia backlog acquired. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $12.3 million for the first quarter ended March 31, 2004, a decrease of $4.7 million or 27.8% from last year’s same period results. This decrease was mainly driven by the above-mentioned $13.1 million of merger and integration related charges.

In our Americas segment, revenue totaled $327.2 million for the first quarter ended March 31, 2004, an increase of $127.2 million or 63.6% as compared to $199.9 million for the first quarter ended March 31, 2003.  Operating income for our Americas segment totaled $2.4 million for the first quarter ended March 31, 2004 compared to operating income of $11.3 million for the same period last year. The decrease in operating income in the current period was mainly driven by $3.9 million of amortization expense resulting from intangible assets acquired in the Insignia Acquisition as well as merger-related charges and integration costs totaling $10.2 million associated with the Insignia Acquisition.  EBITDA for our Americas segment totaled $15.2 million for the first quarter ended March 31, 2004, a decrease of $3.8 million from last year’s same period results. The decline in EBITDA in the current period was mainly attributable to the previously mentioned $10.2 million of merger and integration related charges.

 In our EMEA segment, revenue totaled $85.4 million for the first quarter ended March 31, 2004, an increase of $39.9 million or 87.7% as compared to $45.5 million for the first quarter ended March 31, 2003.  Operating loss for our EMEA segment totaled $10.0 million for the first quarter ended March 31, 2004 compared to an operating loss of $0.7 million for the same period last year. The increase in operating loss in the current period was mainly driven by increased charges as a result of the Insignia Acquisition, including $3.7 million of amortization expense resulting from intangible assets acquired as well as $2.9 million of merger-related and integration costs, and higher occupancy expenses in the United Kingdom as a result of our relocation to new facilities in the fourth quarter of 2003.  EBITDA for our EMEA segment totaled negative $4.5 million for the first quarter ended March 31, 2004, a decrease of $4.6 million from last year’s same period results. The decline in EBITDA in the current period was primarily driven by increased costs as a result of the Insignia Acquisition, including $2.9 million of merger-related and integration costs, and higher occupancy expenses in the United Kingdom.

In our Asia Pacific segment, revenue totaled $28.4 million for the first quarter ended March 31, 2004, an increase of $10.1 million or 55.5% as compared to $18.3 million for the first quarter ended March 31, 2003.  Operating income for our Asia Pacific segment totaled $0.5 million for the first quarter ended March 31, 2004 compared to an operating loss of $2.8 million for the same period last year. EBITDA for our Asia Pacific segment totaled $1.6 million for the first quarter ended March 31, 2004, an increase of $3.7 million from last year’s same period results. The increases in operating income and EBITDA in the current period were mainly driven by the Company’s efforts to increase market share in Australia.

On May 6, 2004, at 7:00 a.m. Pacific time, the Company will hold a conference call with its bondholders to discuss its results for the quarter ended March 31, 2004.  To access the call, dial 888-423-3275, access code 730529 (outside the United States, please call 612-332-0530).  A transcript of the call will be available at www.cbre.com for review for twelve months after the call.

About CB Richard Ellis

Headquartered in Los Angeles, CB Richard Ellis is the world’s largest commercial real estate services firm (in terms of 2003 revenue). With approximately 13,500 employees, the company serves real estate owners, investors and occupiers through more than 220 offices worldwide. The company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; appraisal and valuation; research; and consulting.  For more information, visit the company’s Web site at www.cbre.com.

CB RICHARD ELLIS GROUP, INC.
OPERATING RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenue	$440,992	$263,724

Costs and expenses:
Cost of services	222,018	123,599
Operating, administrative and other	199,251	126,175
Depreciation and amortization	16,831	6,171
Merger-related charges	9,960	—
Total costs and expenses	448,060	255,945

Operating (loss) income	(7,068)	7,779
Equity income from unconsolidated subsidiaries	2,526	3,063
Interest income	2,307	1,075
Interest expense	20,679	14,324

Loss before benefit for income taxes	(22,914)	(2,407)
Benefit for income taxes	(7,701)	(1,060)

Net loss	$(15,213)	$(1,347)

EBITDA	$12,289	$17,013

Net loss margin	(3.4)%	(0.5)%

EBITDA margin	2.8%	6.5%

EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  EBITDA margin represents EBITDA divided by revenue.  Our management believes EBITDA and EBITDA margin are useful to readers because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  In addition, our management believes that EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our various business lines and for other discretionary purposes, including as a significant component when measuring our performance under our employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, operating (loss) income and net loss, each as determined in accordance with GAAP.  Because not all companies use identical calculations, our presentation of EBITDA and EBITDA margin may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax payments and debt service requirements.  The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

EBITDA is calculated as follows:

	Three Months Ended March 31,
	2004	2003
Net loss	$(15,213)	$(1,347)
Add:
Depreciation and amortization	16,831	6,171
Interest expense	20,679	14,324
Benefit for income taxes	(7,701)	(1,060)
Less:
Interest income	2,307	1,075
EBITDA	$12,289	$17,013

CB RICHARD ELLIS GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Americas
Revenue	$327,191	$199,950
Costs and expenses:
Cost of services	171,692	94,993
Operating, administrative and other	135,165	89,165
Depreciation and amortization	10,309	4,522
Merger-related charges	7,616	—
Operating income	$2,409	$11,270

EBITDA	$15,198	$19,018

Operating income margin	0.7%	5.6%

EBITDA margin	4.6%	9.5%

EMEA
Revenue	$85,357	$45,478
Costs and expenses:
Cost of services	36,225	19,563
Operating, administrative and other	51,067	25,690
Depreciation and amortization	5,706	913
Merger-related charges	2,344	—

Operating loss	$(9,985)	$(688)

EBITDA	$(4,517)	$99
Operating loss margin	(11.7)%	(1.5)%
EBITDA margin	(5.3)%	0.2%

Asia Pacific
Revenue	$28,444	$18,296
Costs and expenses:
Cost of services	14,101	9,043
Operating, administrative and other	13,019	11,320
Depreciation and amortization	816	736
Operating income (loss)	$508	$(2,803)

EBITDA	$1,608	$(2,104)
Operating income (loss) margin	1.8%	(15.3)%
EBITDA margin	5.7%	(11.5)%

EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  EBITDA margin represents EBITDA divided by revenue.  Our management believes EBITDA and EBITDA margin are useful to readers because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance.  As a result, our management uses EBITDA as a measure to evaluate the performance of our various business lines and for other discretionary purposes, including as a significant component when measuring our performance under our employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, operating (loss) income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA and EBITDA margin may not be comparable to similarly titled measures of other companies.  Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

We do not allocate net interest expense or benefit for income taxes among our segments.  Accordingly, EBITDA for our segments is calculated as follows:

	Three Months Ended March 31,
	2004	2003
Americas

Operating income	$2,409	$11,270
Add:
Depreciation and amortization	10,309	4,522
Equity income from unconsolidated subsidiaries	2,480	3,226

EBITDA	$15,198	$19,018

EMEA

Operating loss	$(9,985)	$(688)
Add:
Depreciation and amortization	5,706	913
Equity loss from unconsolidated subsidiaries	(238)	(126)

EBITDA	$(4,517)	$99

Asia Pacific

Operating income (loss)	$508	(2,803)
Add:
Depreciation and amortization	816	736
Equity income (loss) from unconsolidated subsidiaries	284	(37)

EBITDA	$1,608	$(2,104)

CB RICHARD ELLIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31, 2004	December 31, 2003

Assets:
Cash and cash equivalents	$54,254	$163,881
Restricted cash	15,165	14,899
Warehouse receivable(1)	72,725	230,790
Other current assets	399,304	429,412
Property and equipment, net	117,340	113,569
Goodwill and other intangible assets, net	953,142	951,289
Deferred compensation assets	81,111	76,389
Other assets, net	228,049	233,252

Total assets	$1,921,090	$2,213,481

Liabilities:
Current liabilities, excluding debt	$428,525	$551,995
Warehouse line of credit(1)	72,725	230,790
Revolver and swingline credit facility	13,250	—
Senior secured term loan tranche B	295,000	297,500
11 1/4% senior subordinated notes	226,236	226,173
9 3/4% senior notes	200,000	200,000
16% senior notes	35,756	35,472
Other debt(2)	72,598	82,907
Deferred compensation liability	144,996	138,037
Other long-term liabilities	111,629	111,022

Total liabilities	1,600,715	1,873,896

Minority interest	6,860	6,656

Stockholders’ equity	313,515	332,929

Total liabilities and stockholders’ equity	$1,921,090	$2,213,481

(1)   Includes Freddie MAC loan receivables and related non-recourse warehouse line of credit of $72.7 million and $230.8 million at March 31, 2004 and December 31, 2003, respectively.

(2)   Includes non-recourse debt relating to a building investment in Japan of $44.6 million and $43.7 million at March 31, 2004 and December 31, 2003, respectively.